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                                                                      EXHIBIT 11


       AMERICAN TELESOURCE INTERNATIONAL INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE



                                                        For the Three Month Periods Ended         For the Sixth Month Periods Ended
                                                       -----------------------------------      -----------------------------------

                                                       January 31, 1997   January 31, 1998      January 31, 1997    January 31, 1998
                                                       ----------------   ----------------      ----------------    ----------------

Primary
          Net loss                                               $ (1,017)        $   (515)             $ (1,968)         $ (1,813)
                                                                 ========         ========              ========          ========


     Shares:
          Weighted average number of common shares
            outstanding                                            23,944           38,446                23,862            37,757
          Incremental shares assuming conversion of
            warrants and options (a)                                    -                -                     -                 -
                                                                 --------         --------              --------          --------

          Weighted average number of common shares
            outstanding as adjusted                                23,944           38,446                 23,862           37,757
                                                                 ========         ========              ========          ========


            Net loss per common share                            $  (0.04)        $  (0.01)             $  (0.08)         $  (0.05)
                                                                 ========         ========              ========          ========

Fully Diluted
          Net loss                                               $ (1,017)        $   (515)             $ (1,968)         $ (1,813)
          Add: Interest expense applicable to convertible
            debt (a)                                                    -                -                     -                 -
                                                                 --------         --------              --------          --------
          Net loss - as adjusted                                 $ (1,017)        $   (515)             $ (1,968)         $ (1,813)
                                                                 ========         ========              ========          ========

     Shares:
          Weighted average number of common shares
            outstanding                                            23,944           38,446                23,862            37,757
          Incremental shares assuming conversion of
            convertible debt (a)                                        -                -                     -                 -
          Incremental shares assuming conversion of
            warrants and options (a)                                    -                -                     -                 -
                                                                 --------         --------              --------          --------

          Weighted average number of common shares
            outstanding as adjusted                                23,944           38,446                23,862            37,757
                                                                 ========         ========              ========          ========


            Net loss per common share                            $  (0.04)        $  (0.01)             $  (0.08)         $  (0.05)
                                                                 ========         ========              ========          ========

(a) Common stock equivalents related to convertible debt warrants and options are excluded as their effect would be anti-dilutive.